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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)
                               September 25, 2001


                          EasyLink Services Corporation
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             (Exact name of registrant as specified in its charter)


          Delaware                       000-26371                13-3787073
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
       incorporation)                                        Identification No.)


                         399 Thornall Street, 6th Floor
                                Edison, NJ 08837
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                    (Address of principal executive offices)



Registrant's telephone number, including area code                (732) 906-2000



                                       N/A
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           Former Name or Former Address, if Changed Since Last Report



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ITEM 5.  OTHER EVENTS


Debt Restructuring Agreements

         EasyLink Services Corporation (the "Company" or "EasyLink") announced on September 25, 2001 that it has entered into agreements with AT&T Corp., George Abi Zeid (the former sole shareholder of Swift Telecommunications, Inc.) and equipment lessors to restructure an aggregate of $63.3 million of debt. Upon completion of this restructuring, the Company will eliminate a principal amount of approximately $44.2 million of debt and decrease its annual cash debt service requirements from approximately $36.0 million to approximately $5.0 million for the next two years. Closing of the debt restructuring is subject to certain conditions, including completing a $10 million financing.

         Under the terms of the restructuring, the Company will exchange an aggregate of approximately $63.3 million of debt and equipment lease obligations for an aggregate of $19.1 million of restructure notes due in 2006, $4.0 million of other residual payments due in 2004, 19.4 million shares of Class A Common Stock and warrants to purchase 18.0 million shares of Class A Common Stock. In addition, the Company has agreed to purchase certain leased equipment having an original equipment cost of $22.5 million for an aggregate purchase price of approximately $3.9 million. As a result of the completion of the restructuring, the Company will decrease its average quarterly debt-related cash requirements from an aggregate of approximately $8.9 million (principal amortization plus interest) to approximately $1.3 million (interest only); and increase its stockholders' equity by over $30 million.

         The restructure notes will bear interest at a rate of 12% per annum and mature five years from the date of the restructuring. $6.4 million in principal amount of the restructure notes are convertible, at the option of the holder, into shares of Class A Common Stock of the Company at a conversion price of $1.00 per share, subject to appropriate adjustment in the event of a stock split, stock dividend or stock combination prior to closing and subject to adjustment in certain events after the closing. The Company will not be required to make scheduled principal payments on any of the notes until two years after the date of issuance. A portion of the notes are subject to mandatory or optional prepayment prior to June 30, 2002 upon completion of certain equity financings payable 50% in Class A common stock and 50% in cash. All of the notes are callable at anytime for cash.

         The warrants will allow the holders to purchase shares of Class A Common Stock of the Company at an exercise price equal to the average of the closing prices of EasyLink's Class A Common Stock over the 30 trading days ending two days before the closing of the restructuring. The number of shares issuable upon exercise and the exercise price of the warrants are subject to appropriate adjustment in the event of a stock split, stock dividend or stock combination prior to closing and are subject to adjustment in certain events after the closing. The warrants are exercisable for ten years after the date of the grant.

         The Company has agreed to file a registration statement with the SEC covering the shares issuable at the closing of the restructuring, the shares issuable upon conversion of the convertible notes and the shares issuable upon exercise of the warrants.

         Pending the completion of this restructuring, creditors have agreed to defer all payments under the obligations that are the subject of the restructuring until October 31, 2001 unless extended. Also pending completion of the restructuring, the Company has issued approximately $17.1 million of interim notes in exchange for present and future lease obligations in the amount of approximately $16.6 million. The interim notes bear interest at the rate of 12% per annum, may be declared due and payable by the holder after October 31, 2001 unless extended and will be exchanged upon completion of the restructuring for a portion of the shares, restructure notes and warrants to be issued in the restructuring.

         The completion of the debt restructuring is subject to certain conditions, including completing a $10 million financing on or before October 31, 2001 unless extended, compliance with applicable NASDAQ stock market rules and entering into definitive agreements with the creditors holding the

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obligations that are subject to this restructuring. As of today, the Company has entered into definitive agreements with creditors representing approximately $50.3 million of the $63.3 million of debt and has entered into agreements in principle with the balance of the creditors.

         A copy of the agreements that set out the terms and conditions of the debt restructuring, together with the respective forms of interim notes, restructure notes, warrants and registration rights agreements, are filed herewith as Exhibits 99.1 to 99.12 and are incorporated herein by reference. The foregoing descriptions of the debt restructuring and of the terms and conditions of the agreements and forms of interim notes, restructure notes, warrants and registration rights agreements are qualified by reference to such exhibits.

Nasdaq Suspends Requirement for Compliance with Minimum Bid Requirement until January 2, 2001

         Nasdaq announced on September 27, 2001 that it has suspended the minimum bid requirement and minimum public float requirements for continued listing on the Nasdaq stock market until January 2, 2001.

         EasyLink had previously announced on September 26, 2001 that a Nasdaq listing qualifications panel had earlier granted EasyLink an extension of time to regain compliance with the minimum bid requirement for continued listing on the Nasdaq National Market. The panel's favorable decision followed a hearing that took place on September 7, 2001.

         In order to maintain its listing, the panel's decision required the Company to demonstrate a closing bid price of at least $1.00 per share on or before November 15, 2001 and immediately thereafter a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days. This requirement has now been superceded by Nasdaq's suspension of the minimum bid requirement until January 2, 2001.

         In addition, the panel's decision imposed a condition to its exception that, on or before November 15, 2001, the Company must file with its Form 10-Q for the quarter ended September 30, 2001 pro forma financial information reflecting shareholders' equity of at least $80 million, after giving effect to the implementation of the Company's proposed debt restructuring, financing plan and any other significant events that occur before the filing of the Form 10Q. The Nasdaq panel's decision to extend the time period to regain compliance until November 15, 2001 would allow the Company additional time to complete its proposed debt restructuring, to raise additional capital and if necessary to implement a reverse stock split.

Scheduled Completion of India.com Preferred Stock Exchange

         The Company previously announced on July 24, 2001 that, pursuant to an Exchange Agreement Amendment entered into on July 17, 2001 (the "Exchange Agreement Amendment") between the Company and the holders of shares of Series A Convertible Exchangeable Preferred Stock of the Company's majority-owned subsidiary India.com, Inc. (the "India Preferred Stock"), the holders of 99.3% of the outstanding shares of India Preferred Stock have exercised their right to exchange their shares of India Preferred Stock for shares of the Company's Class A common stock. For a description of the terms of the exchange, see the Company's Form 8-K filed with the Securities and Exchange Transaction on July 24, 2001. The number of shares of Class A common stock issuable in the transaction is 14,200,000. The Company entered into the Exchange Agreement Amendment in connection with the elimination of its obligations under the $5 million aggregate principal amount of bridge notes and warrants to purchase an aggregate of 1 million shares of the Company's Class A common stock issued to India.com.

         The consummation of the exchange is now scheduled to be completed on or before October 15, 2001 upon satisfaction of Nasdaq requirements.

         This Form 8-K may contain statements of a forward-looking nature relating to the future events or the future financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: historic and continuing losses; the need to raise additional capital; significant leverage; the risk that we will be unable to complete the proposed restructuring

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of our outstanding debt and other obligations on favorable terms and conditions or at all; potential obstacles in the development of the market for Internet messaging and collaboration services outsourcing, such as concerns about security and reliability, the ability to attract additional customers or to expand services sold to existing customers; significant competition; computer system failure and interruption of service; the risks of international operations, including regulatory uncertainties; the risks inherent in an acquisition strategy; the ability to sell India.com or any of EasyLink's domain names upon favorable terms or at all; the risks inherent in integrating the STI and EasyLink businesses; the risks of retaining the customers of the STI and EasyLink businesses and selling additional services to such customers; and the risk of being delisted from Nasdaq. These and other risks and uncertainties are described in more detail in the Company's most recent prospectus filed with the Securities and Exchange Commission and in subsequent filings with the Securities and Exchange Commission

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

Exhibit 99.1 Modification Agreement, effective as of June 1, 2001, by and among GATX Technology Services Corporation and EasyLink Services Corporation.

Exhibit 99.2 Modification Agreement, effective as of June 1, 2001, by and between GATX Technology Services Corporation, as successor in interest to Pacific Atlantic Systems Leasing, and EasyLink Services Corporation.

Exhibit 99.3 Modification Agreement, effective as of June 1, 2001, between EasyLink Services Corporation, as successor to Mail.com, Inc., and Associates Leasing, Inc.

Exhibit 99.4 Modification Agreement, effective as of June 1, 2001, by and among Forsythe McArthur Associates, Inc. and EasyLink Services Corporation.

Exhibit 99.5 Modification Agreement, effective as of June 1, 2001, by and among Pentech Financial Services, Inc. and EasyLink Services Corporation.

Exhibit 99.6 Modification Agreement, effective as of June 1, 2001, by and among Phoenix Leasing Incorporated, EasyLink Services USA, Inc. and EasyLink Services Corporation.

Exhibit 99.7 Modification Agreement, effective as of June 1, 2001, by and among MicroTech Leasing Corp. and EasyLink Services Corporation.

Exhibit 99.8 Letter Agreement, effective as of June 1, 2001, by and between AT&T Corp. and EasyLink Services Corporation.

Exhibit 99.9 Letter Agreement, effective as of June 1, 2001, by and between George Abi Zeid and EasyLink Services Corporation.

Exhibit 99.10 Letter Agreement, dated September 12, 2001, by and between Transamerica Business Credit Corporation and EasyLink Services Corporation.

Exhibit 99.11 Letter Agreement, dated as of June 1, 2001, by and between Leasing Technologies International, Inc. and EasyLink Services Corporation.

Exhibit 99.12 Modification Agreement, effective as of June 1, 2001, by and among Fleet Business Credit, LLC, formerly Fleet Business Credit Corporation and EasyLink Services Corporation., formerly Mail.com, Inc.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 28, 2001


                          EASYLINK SERVICES CORPORATION


                                    By  /s/  Thomas Murawski
                                        ----------------------------------------
                                        Thomas Murawski, Chief Executive Officer

                                  Exhibit Index

Exhibit 99.1 Modification Agreement, effective as of June 1, 2001, by and among GATX Technology Services Corporation and EasyLink Services Corporation.

Exhibit 99.2 Modification Agreement, effective as of June 1, 2001, by and between GATX Technology Services Corporation, as successor in interest to Pacific Atlantic Systems Leasing, and EasyLink Services Corporation.

Exhibit 99.3 Modification Agreement, effective as of June 1, 2001, between EasyLink Services Corporation, as successor to Mail.com, Inc., and Associates Leasing, Inc.

Exhibit 99.4 Modification Agreement, effective as of June 1, 2001, by and among Forsythe McArthur Associates, Inc. and EasyLink Services Corporation.

Exhibit 99.5 Modification Agreement, effective as of June 1, 2001, by and among Pentech Financial Services, Inc. and EasyLink Services Corporation.

Exhibit 99.6 Modification Agreement, effective as of June 1, 2001, by and among Phoenix Leasing Incorporated, EasyLink Services USA, Inc. and EasyLink Services Corporation.

Exhibit 99.7 Modification Agreement, effective as of June 1, 2001, by and among MicroTech Leasing Corp. and EasyLink Services Corporation.

Exhibit 99.8 Letter Agreement, effective as of June 1, 2001, by and between AT&T Corp. and EasyLink Services Corporation.

Exhibit 99.9 Letter Agreement, effective as of June 1, 2001, by and between George Abi Zeid and EasyLink Services Corporation.

Exhibit 99.10 Letter Agreement, dated September 12, 2001, by and between Transamerica Business Credit Corporation and EasyLink Services Corporation.

Exhibit 99.11 Letter Agreement, dated as of June 1, 2001, by and between Leasing Technologies International, Inc. and EasyLink Services Corporation.

Exhibit 99.12 Modification Agreement, effective as of June 1, 2001, by and among Fleet Business Credit, LLC, formerly Fleet Business Credit Corporation and EasyLink Services Corporation., formerly Mail.com, Inc.